Exhibit 14(b) Consent of Attorneys


Christopher S. Petito                                             202-965-8152


February 21, 2002


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 9 on Form N-6 to the Registration Statement on Form S-6 (File No. 333-47717). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                    Very truly yours,

                    Jorden Burt LLP

                        /s/  Christopher    S.   Petito
                    By:----------------------
                        Christopher S. Petito